EXHIBIT 99

November 6, 2025

Cummins Reports Strong Third Quarter Operating Results, Records Non-Cash Charges Related to its Electrolyzer Business

•Third quarter revenues of $8.3 billion; GAAP1 Net Income of $536 million, or 6.4% of sales
•EBITDA in the third quarter was 14.3% of sales; Diluted EPS of $3.86
•Third quarter results include $240 million, or $1.73 per diluted share, of Accelera non-cash charges

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the third quarter of 2025.
“Cummins delivered strong operating results in the third quarter, driven by profitable growth in our Power Systems and Distribution segments, due in part to continued rising demand for backup power for datacenters. Effective cost management across the company helped navigate through the anticipated sharp decline in the North American truck market,” said Jennifer Rumsey, Chair and CEO. “During the quarter, we recorded non-cash charges related to our electrolyzer business within the Accelera segment, reflecting policy-driven shifts in hydrogen adoption expectations. Due to the significantly weaker prospects for demand, we are undertaking a strategic review of the electrolyzer business.”
Third quarter revenues of $8.3 billion decreased 2% from the same quarter in 2024. Sales in North America declined 4%, and international revenues increased 2% due to higher demand in China and Europe.
Net income attributable to Cummins in the third quarter was $536 million, or $3.86 per diluted share, compared to $809 million, or $5.86 per diluted share, in 2024. The current quarter results include Accelera non-cash charges of $240 million, or $1.73 per diluted share. The tax rate in the third quarter was 32.7% due primarily to non-deductible costs related to Accelera non-cash charges and $36 million or $0.26 per diluted share of tax costs related to the implementation of the One Big Beautiful Bill Act.
Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter were $1.2 billion, or 14.3% of sales, compared to $1.4 billion, or 16.4% of sales, a year ago. EBITDA for the third quarter of 2025 included the costs noted above.

2025 Outlook:
Cummins will not be providing an outlook for revenue or profitability for the remainder of 2025.
“While uncertainty in a number of our end markets persists, our strong third quarter results are a testament to our diversified portfolio, effective cost discipline and commitment to delivering for our customers,” said Rumsey. “Cummins continues to operate from a position of strength as we navigate this dynamic environment, and we look forward to reinstating our financial guidance in February when we provide our outlook for 2026.”

Third Quarter 2025 Highlights:
•Cummins increased its quarterly common stock cash dividend from $1.82 to $2.00 per share. The company has increased the quarterly dividend to shareholders for 16 consecutive years.
•Cummins and Komatsu signed a memorandum of understanding (MOU) to collaborate on the development of hybrid powertrains for surface haulage heavy mining equipment. Building on a strong legacy of diesel engine supply across a wide variety of mining and construction equipment, Cummins and Komatsu will add hybrids to their product roadmaps of power technology solutions for progressive decarbonization in large mining haul truck applications.
•Cummins was recognized by Forbes as one of America’s best employers for company culture; rated as a top military-friendly employer by Military Friendly®; and named “Best Place to Work for Disability Inclusion” for the fifth consecutive year by achieving a high score of 100 on the Disability Index®.

Third quarter 2025 detail (all comparisons to same period in 2024):

Engine Segment

•Sales - $2.6 billion, down 11%
•Segment EBITDA - $261 million, or 10.0% of sales, compared to $427 million, or 14.7% of sales
•Revenues decreased 12% in North America and 5% in international markets due to lower medium-duty and heavy-duty truck demand in the United States and Mexico.

Components Segment

•Sales - $2.3 billion, down 15%
•Segment EBITDA - $292 million, or 12.5% of sales, compared to $351 million, or 12.9% of sales
•Revenues in North America decreased by 24% and international sales were flat primarily due to lower medium-duty and heavy-duty truck demand in the United States.

Distribution Segment

•Sales - $3.2 billion, up 7%
•Segment EBITDA - $492 million, or 15.5% of sales, compared to $370 million, or 12.5% of sales
•Revenues in North America increased 13% due to increased demand for power generation, while international sales declined by 3%.

Power Systems Segment

•Sales - $2.0 billion, up 18%
•Segment EBITDA - $457 million, or 22.9% of sales, compared to $328 million, or 19.4% of sales
•Revenues in North America increased 20% and international sales increased 17% driven primarily by increased power generation demand, particularly for data center markets in North America, India, and China.

Accelera Segment

•Sales - $121 million, up 10%
•Segment EBITDA loss - $336 million, which includes $240 million of non-cash charges related to goodwill impairment and inventory write-downs.
•Revenues increased due to higher eMobility demand. The company remains committed to pacing and focusing our zero emissions investments on the most promising paths in order to ensure we are set up for long-term success as part of our Destination Zero strategy. These continued investments contributed to the EBITDA losses.
1 Generally Accepted Accounting Principles
About Cummins Inc.
Cummins Inc., a global power leader, is committed to powering a more prosperous world. Since 1919, we have delivered innovative solutions that move people, goods and economies forward. Our five business segments—Engine, Components, Distribution, Power Systems and Accelera™ by Cummins—offer a broad portfolio, including advanced diesel, alternative fuel, electric and hybrid powertrains; integrated power generation systems; critical components such as aftertreatment, turbochargers, fuel systems, controls, transmissions, axles and brakes; and zero-emissions technologies like battery and electric powertrain systems and electrolyzers. With a global footprint, deep technical expertise and an extensive service network, we deliver dependable, cutting-edge solutions tailored to our customers’ needs, supporting them through the energy transition with our Destination Zero strategy. We create value for customers, investors and employees and strengthen communities through our corporate responsibility global priorities: education, equity and environment. Headquartered in Columbus, Indiana, Cummins employs approximately 70,000 people worldwide and earned $3.9 billion on $34.1 billion in sales in 2024. Learn more at https://www.cummins.com.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences from changes in tariffs and other trade disruptions; any adverse consequences resulting from entering into agreements with the U.S. Environmental Protection Agency, California Air Resources Board, the Environmental and Natural Resources Division of the U.S. Department of Justice and the California Attorney General's Office to resolve certain regulatory civil claims regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S., which became final and effective in April 2024, including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; evolving environmental and climate change legislation and regulatory initiatives; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; future bans or limitations on the use of diesel-powered products; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions, divestitures or exiting the production of certain product lines or product categories and related uncertainties of such decisions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; exposure to potential security breaches or other disruptions to our information technology (IT) environment and data security; the use of artificial intelligence in our business and in our products and challenges with properly managing its use; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet sustainability expectations or standards, or achieve our sustainability goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2024 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at https://www.sec.gov or at https://www.cummins.com in the Investor Relations section of our website.
Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
	September 30,
In millions, except per share amounts	2025	2024
NET SALES	$8,317	$8,456
Cost of sales	6,188	6,285
GROSS MARGIN	2,129	2,171
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	789	807
Research, development and engineering expenses	345	359
Equity, royalty and interest income from investees	104	99
Other operating expense, net	247	54
OPERATING INCOME	852	1,050
Interest expense	83	83
Other income, net	61	76
INCOME BEFORE INCOME TAXES	830	1,043
Income tax expense	271	200
CONSOLIDATED NET INCOME	559	843
Less: Net income attributable to noncontrolling interests	23	34
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$536	$809

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$3.88	$5.90
Diluted	$3.86	$5.86

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	138.0	137.2
Diluted	138.8	138.1

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Nine months ended
	September 30,
In millions, except per share amounts	2025	2024
NET SALES	$25,134	$25,655
Cost of sales	18,569	19,250
GROSS MARGIN	6,565	6,405
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	2,339	2,474
Research, development and engineering expenses	1,046	1,107
Equity, royalty and interest income from investees	353	325
Other operating expense, net	321	131
OPERATING INCOME	3,212	3,018
Interest expense	247	281
Other income, net	207	1,504
INCOME BEFORE INCOME TAXES	3,172	4,241
Income tax expense	835	618
CONSOLIDATED NET INCOME	2,337	3,623
Less: Net income attributable to noncontrolling interests	87	95
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$2,250	$3,528

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$16.33	$25.47
Diluted	$16.23	$25.31

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	137.8	138.5
Diluted	138.6	139.4

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$2,566	$1,671
Marketable securities	593	593
Total cash, cash equivalents and marketable securities	3,159	2,264
Accounts and notes receivable, net	5,640	5,181
Inventories	6,256	5,742
Prepaid expenses and other current assets	1,665	1,565
Total current assets	16,720	14,752
Long-term assets
Property, plant and equipment, net	6,658	6,356
Investments and advances related to equity method investees	1,972	1,889
Goodwill	2,222	2,370
Other intangible assets, net	2,345	2,351
Pension assets	1,157	1,189
Other assets	2,564	2,633
Total assets	$33,638	$31,540

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$3,819	$3,951
Loans payable	315	356
Commercial paper	353	1,259
Current maturities of long-term debt	122	660
Accrued compensation, benefits and retirement costs	770	1,084
Current portion of accrued product warranty	660	679
Current portion of deferred revenue	1,600	1,347
Other accrued expenses	1,815	1,898
Total current liabilities	9,454	11,234
Long-term liabilities
Long-term debt	6,824	4,784
Deferred revenue	1,119	1,065
Other liabilities	3,143	3,149
Total liabilities	$20,540	$20,232

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,651	$2,636
Retained earnings	22,300	20,828
Treasury stock, at cost, 84.5 and 85.1 shares	(10,676)	(10,748)
Accumulated other comprehensive loss	(2,211)	(2,445)
Total Cummins Inc. shareholders’ equity	12,064	10,271
Noncontrolling interests	1,034	1,037
Total equity	$13,098	$11,308
Total liabilities and equity	$33,638	$31,540

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	September 30,
In millions	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$559	$843
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	277	266
Deferred income taxes	206	(7)
Equity in income of investees, net of dividends	50	12
Pension and OPEB expense	21	9
Pension contributions and OPEB payments	(12)	(13)
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	177	270
Inventories	(10)	(257)
Other current assets	26	(219)
Accounts payable	(295)	(236)
Accrued expenses	43	(67)
Other, net	263	39
Net cash provided by operating activities	1,305	640

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(298)	(259)
Investments in and net advances to equity investees	(9)	(78)
Investments in marketable securities—acquisitions	(350)	(349)
Investments in marketable securities—liquidations	495	428
Other, net	(69)	(5)
Net cash used in investing activities	(231)	(263)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	86	141
Net borrowings of commercial paper	—	55
Payments on borrowings and finance lease obligations	(617)	(163)
Dividend payments on common stock	(276)	(250)
Other, net	(20)	(26)
Net cash used in financing activities	(827)	(243)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	9
Net increase in cash and cash equivalents	247	143
Cash and cash equivalents at beginning of period	2,319	1,590
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,566	$1,733

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Nine months ended
	September 30,
In millions	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$2,337	$3,623
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Gain related to divestiture of Atmus	—	(1,333)
Depreciation and amortization	825	794
Deferred income taxes	68	(106)
Equity in income of investees, net of dividends	(38)	(74)
Pension and OPEB expense	60	28
Pension contributions and OPEB payments	(38)	(72)
Changes in current assets and liabilities, net of acquisitions and divestiture
Accounts and notes receivable	(466)	109
Inventories	(446)	(726)
Other current assets	(146)	(370)
Accounts payable	(147)	27
Accrued expenses	(201)	(2,000)
Other, net	279	165
Net cash provided by operating activities	2,087	65

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(691)	(668)
Investments in and net advances to equity investees	(63)	(133)
Acquisition of businesses, net of cash acquired	(12)	(58)
Investments in marketable securities—acquisitions	(1,133)	(1,062)
Investments in marketable securities—liquidations	1,131	1,113
Cash associated with Atmus divestiture	—	(174)
Other, net	(78)	(87)
Net cash used in investing activities	(846)	(1,069)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,232	2,623
Net (payments) borrowings of commercial paper	(906)	140
Payments on borrowings and finance lease obligations	(827)	(1,386)
Dividend payments on common stock	(778)	(719)
Payments for purchase of redeemable noncontrolling interests	(55)	—
Other, net	(69)	(94)
Net cash (used in) provided by financing activities	(403)	564
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	57	(6)
Net increase (decrease) in cash and cash equivalents	895	(446)
Cash and cash equivalents at beginning of year	1,671	2,179
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,566	$1,733

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components	Distribution	Power Systems	Accelera		Total Segments	Intersegment Eliminations (1)	Total
Three months ended September 30, 2025
External sales	$1,922	$1,986	$3,170	$1,126	$113		$8,317	$—	$8,317
Intersegment sales	683	343	2	870	8		1,906	(1,906)	—
Total sales	2,605	2,329	3,172	1,996	121		10,223	(1,906)	8,317
Research, development and engineering expenses	159	70	14	62	40		345	—	345
Equity, royalty and interest income (loss) from investees	54	7	23	26	(6)		104	—	104
Interest income	11	8	6	4	—		29	—	29
EBITDA (2)	261	292	492	457	(336)	(3)	1,166	21	1,187
Depreciation and amortization (4)	71	122	32	36	13		274	—	274

EBITDA as a percentage of segment sales	10.0%	12.5%	15.5%	22.9%	NM		11.4%		14.3%

Three months ended September 30, 2024
External sales	$2,215	$2,287	$2,942	$912	$100		$8,456	$—	$8,456
Intersegment sales	698	437	10	775	10		1,930	(1,930)	—
Total sales	2,913	2,724	2,952	1,687	110		10,386	(1,930)	8,456
Research, development and engineering expenses	147	85	13	57	57		359	—	359
Equity, royalty and interest income (loss) from investees	53	12	25	20	(11)		99	—	99
Interest income	2	4	7	1	—		14	—	14
EBITDA (2)	427	351	370	328	(115)		1,361	28	1,389
Depreciation and amortization (4)	62	121	31	33	16		263	—	263

EBITDA as a percentage of segment sales	14.7%	12.9%	12.5%	19.4%	NM		13.1%		16.4%

"NM" - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended September 30, 2025 and 2024.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) Included a $210 million goodwill impairment charge and a $30 million inventory write-down for three months ended September 30, 2025.
(4) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in our Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Components		Distribution	Power Systems	Accelera		Total Segments	Intersegment Eliminations (1)	Total
Nine months ended September 30, 2025
External sales	$6,124	$6,551		$9,106	$3,052	$301		$25,134	$—	$25,134
Intersegment sales	2,151	1,153		14	2,482	28		5,828	(5,828)	—
Total sales	8,275	7,704		9,120	5,534	329		30,962	(5,828)	25,134
Research, development and engineering expenses	465	222		42	188	129		1,046	—	1,046
Equity, royalty and interest income (loss) from investees	187	24		77	82	(17)		353	—	353
Interest income	29	25		18	12	1		85	—	85
EBITDA (2)	1,119	1,071		1,313	1,276	(522)	(3)	4,257	(23)	4,234
Depreciation and amortization (4)	206	371		96	104	38		815	—	815

EBITDA as a percentage of total sales	13.5%	13.9%		14.4%	23.1%	NM		13.7%		16.8%

Nine months ended September 30, 2024
External sales	$6,923	$7,647		$8,292	$2,508	$285		$25,655	$—	$25,655
Intersegment sales	2,069	1,391		24	2,157	29		5,670	(5,670)	—
Total sales	8,992	9,038		8,316	4,665	314		31,325	(5,670)	25,655
Research, development and engineering expenses	468	250		41	180	166		1,105	2	1,107
Equity, royalty and interest income (loss) from investees	158	51		73	65	(22)		325	—	325
Interest income	16	21		29	7	—		73	—	73
EBITDA (2)	1,286	1,230	(5)	978	866	(333)		4,027	1,279	5,306
Depreciation and amortization (4)	181	367		92	99	45		784	—	784

EBITDA as a percentage of total sales	14.3%	13.6%		11.8%	18.6%	NM		12.9%		20.7%

"NM" - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. There were no significant unallocated corporate expenses for the nine months ended September 30, 2025. The nine months ended September 30, 2024, included a $1.3 billion gain related to the divestiture of Atmus Filtration Technologies Inc. (Atmus) and $14 million of costs associated with the divestiture of Atmus.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) Included a $210 million goodwill impairment charge and a $30 million inventory write-down for nine months ended September 30, 2025.
(4) Depreciation and amortization, as shown on a segment basis, excluded the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $10 million and $10 million for the nine months ended September 30, 2025 and 2024, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

(5) Included $21 million of costs associated with the divestiture of Atmus for the nine months ended September 30, 2024.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
In millions	2025	2024	2025	2024
Manufacturing entities
Chongqing Cummins Engine Company, Ltd.	$23	$15	$68	$51
Beijing Foton Cummins Engine Co., Ltd.	17	6	47	29
Dongfeng Cummins Engine Company, Ltd.	13	14	52	51
Tata Cummins, Ltd.	6	6	23	22
All other manufacturers	6	7	27	41
Distribution entities
Komatsu Cummins Chile, Ltda.	12	15	41	42
All other distributors	5	3	17	10
Cummins share of net income	82	66	275	246
Royalty and interest income	22	33	78	79
Equity, royalty and interest income from investees	$104	$99	$353	$325

GOODWILL IMPAIRMENT AND INVENTORY WRITE-DOWN
During the third quarter of 2025, in our Accelera segment, we observed rapidly deteriorating conditions in our electrolyzer markets and overall hydrogen markets, along with significant uncertainty in the alternative power markets resulting from reductions in government incentives. As a result, we determined that a triggering event occurred for our electrolyzer reporting unit, warranting an interim impairment test of goodwill and the related asset group. We also re-evaluated the recoverability of certain inventory in this business due to the declining customer demand, resulting in a $30 million, or $0.22 per diluted share, excess and obsolete inventory write-down recorded in cost of sales. We concluded that the undiscounted cash flows exceeded the carrying value of the related asset group and thus an impairment did not exist for the related long-lived assets. However, we determined that on a fair value basis our goodwill was fully impaired and recorded a charge of $210 million, or $1.51 per diluted share, in other operating expense, net. The fair value of this reporting unit was determined using primarily a discounted cash flow model (a form of the income approach). This model incorporated a number of assumptions and judgements surrounding current market and economic conditions, internal forecasts of future business performance including short and long-term growth rates, earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests (EBITDA) margins and discount rates. The $240 million of charges were non-deductible for income taxes purposes. These non-cash charges were reflected in net cash provided by operating activities as a change in inventory of $30 million and other, net of $210 million.
INCOME TAXES
On July 4, 2025, the One Big Beautiful Bill Act (The Act) was signed into law, enacting significant changes to U.S. federal income tax rules affecting corporations, such as the ability to immediately deduct domestic research and development costs, restoration of elective 100 percent bonus depreciation for qualified property and changes to the international tax provisions. Implementation of The Act resulted in an increase to tax expense of $36 million, or $0.26 per diluted share, in the third quarter of 2025, primarily due to a reduction in the foreign income deduction and changes to the research and development tax credit.
Our effective tax rate for 2025 is expected to approximate 26.5 percent, excluding any discrete items that may arise,which is a 2 percent increase over our prior estimates. This increase is attributable to the impacts of The Act and the non-deductible goodwill impairment and inventory write-down.
Our effective tax rates for the three and nine months ended September 30, 2025, were 32.7 percent and 26.3 percent, respectively. Our effective tax rates for the three and nine months ended September 30, 2024, were 19.2 percent and 14.6 percent, respectively.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

The three months ended September 30, 2025, contained net unfavorable discrete tax items of $4 million, $0.03 per diluted share, primarily due to $32 million of unfavorable return to provision adjustments and net $1 million of other unfavorable tax items, partially offset by $25 million of favorable adjustments for uncertain tax positions and $4 million of favorable adjustments for share-based compensation.
The nine months ended September 30, 2025, contained net favorable discrete tax items of $6 million, $0.04 per diluted share, primarily due to $30 million of favorable adjustments for uncertain tax positions and $12 million of favorable adjustments for share-based compensation, partially offset by $32 million of unfavorable return to provision adjustments and net $4 million of other unfavorable tax items.
The three months ended September 30, 2024, contained net favorable discrete tax items of $36 million, or $0.26 per share, primarily due to $20 million of favorable adjustments from tax return amendments, $15 million of favorable return to provision adjustments and $2 million of favorable share-based compensation tax benefits, partially offset by $1 million of other unfavorable tax items.
The nine months ended September 30, 2024, contained favorable discrete tax items primarily due to the $1.3 billion non-taxable gain on the Atmus split-off. Other discrete tax items were net favorable by $66 million, or $0.47 per share, primarily due to $21 million of favorable adjustments related to audit settlements, $20 million of favorable adjustments from tax return amendments, $18 million of favorable return to provision adjustments and $17 million of favorable share-based compensation tax benefits, partially offset by $7 million of unfavorable adjustments for uncertain tax positions and $3 million of other unfavorable adjustments.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items, as noted in the table below, is a useful measure of our operating performance. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding accounting principles generally accepted in the United States (GAAP) measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in our Condensed Consolidated Statements of Net Income. Below is a reconciliation of net income attributable to Cummins Inc. to EBITDA for each of the applicable periods:

	Three months ended		Nine months ended
	September 30,		September 30,
In millions	2025	2024	2025	2024
Net income attributable to Cummins Inc.	$536	$809	$2,250	$3,528

Net income attributable to Cummins Inc., as a percentage of net sales	6.4%	9.6%	9.0%	13.8%

Add:
Net income attributable to noncontrolling interests	23	34	87	95
Consolidated net income	559	843	2,337	3,623

Add:
Interest expense	83	83	247	281
Income tax expense	271	200	835	618
Depreciation and amortization	274	263	815	784
EBITDA	$1,187	$1,389	$4,234	$5,306

EBITDA, as a percentage of net sales	14.3%	16.4%	16.8%	20.7%

Special items:
Accelera goodwill impairment	210	—	210	—
Accelera inventory write-down	30	—	30	—
Atmus divestiture costs	—	—	—	35
Restructuring actions	—	—	—	29
Gain related to the divestiture of Atmus	—	—	—	(1,333)
EBITDA, excluding special items	$1,427	$1,389	$4,474	$4,037

EBITDA, excluding special items, as a percentage of net sales	17.2%	16.4%	17.8%	15.7%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2025
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$921	$976	$772	$—	$2,669
Medium-duty truck and bus	986	950	784	—	2,720
Light-duty automotive	421	486	583	—	1,490
Off-highway	443	487	466	—	1,396
Total sales	$2,771	$2,899	$2,605	$—	$8,275

2024
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,059	$1,184	$1,021	$980	$4,244
Medium-duty truck and bus	995	1,074	1,073	1,024	4,166
Light-duty automotive	438	461	395	301	1,595
Off-highway	436	432	424	415	1,707
Total sales	$2,928	$3,151	$2,913	$2,720	$11,712
Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2025
Units (1)	Q1	Q2	Q3	Q4	YTD
Heavy-duty	26,700	29,600	22,400	—	78,700
Medium-duty	75,200	73,400	63,100	—	211,700
Light-duty	39,100	44,000	49,600	—	132,700
Total units	141,000	147,000	135,100	—	423,100

2024
Units (1)	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,600	37,500	32,400	29,400	132,900
Medium-duty	75,800	79,600	79,200	75,700	310,300
Light-duty	54,800	57,200	41,400	36,000	189,400
Total units	164,200	174,300	153,000	141,100	632,600

(1) Unit shipments exclude aftermarket parts.

Components Segment Sales by Business
Sales for our Components segment by business were as follows:

2025
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,056	$1,095	$917	$—	$3,068
Emission solutions	902	900	788	—	2,590
Components and software	595	587	537	—	1,719
Automated transmissions	117	123	87	—	327
Total sales	$2,670	$2,705	$2,329	$—	$7,704

2024
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,232	$1,256	$1,131	$1,114	$4,733
Emission solutions	971	941	864	825	3,601
Components and software	611	623	581	589	2,404
Automated transmissions	165	162	148	113	588
Atmus (1)	353	—	—	—	353
Total sales	$3,332	$2,982	$2,724	$2,641	$11,679

(1) Included sales through the March 18, 2024, divestiture.
Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2025
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,090	$1,200	$1,247	$—	$3,537
Parts	1,031	1,015	1,013	—	3,059
Service	416	439	495	—	1,350
Engines	370	387	417	—	1,174
Total sales	$2,907	$3,041	$3,172	$—	$9,120

2024
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$707	$954	$1,091	$1,220	$3,972
Parts	1,001	990	1,004	985	3,980
Service	406	448	455	444	1,753
Engines	421	437	402	419	1,679
Total sales	$2,535	$2,829	$2,952	$3,068	$11,384

Power Systems Segment Sales by Product Line
Sales for our Power Systems segment by product line were as follows:

2025
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$1,001	$1,205	$1,280	$—	$3,486
Industrial	498	506	531	—	1,535
Generator technologies	150	178	185	—	513
Total sales	$1,649	$1,889	$1,996	$—	$5,534

2024
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$853	$987	$1,055	$1,090	$3,985
Industrial	420	478	508	526	1,932
Generator technologies	116	124	124	127	491
Total sales	$1,389	$1,589	$1,687	$1,743	$6,408